UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 17, 2011

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-33357 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street Science Park, POB 455 Carmiel, Israel (Address of principal executive offices)	20100 (Zip Code)
Registrant’s telephone number, including area code +972-4-988-9488
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Ruled-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rulee-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On March 17, 2011, Protalix BioTherapeutics, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein, relating to the sale of 4,000,000 shares of the Company’s Common Stock, par value $0.001 per share, at a price to the public of $5.50 per share. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference.
The offering was made pursuant to the Company’s effective registration statements on Form S-3 (Registration Statement No. 333-171615), which were previously filed with the Securities and Exchange Commission (the “SEC”) and became effective, and a prospectus supplement filed with the SEC.
The underwriting agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 8.01.	Other Events
On March 18, 2011, the Company issued a press release announcing the pricing of the public offering described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

1.1	Underwriting Agreement, dated March 17, 2011, by and among Protalix BioTherapeutics, Inc., Citigroup Global Markets, Inc. and Barclays Capital Inc.

99.1	Press Release dated March 18, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: March 18, 2011	By:	/s/ David Aviezer
		Name:	David Aviezer, Ph.D.
		Title:	President and Chief Executive Officer

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